Exhibit 99.1

QHSLab, Inc. Enhances Leadership Team with Dr. Marcos Sanchez-Gonzalez as New VP of Medical and Scientific Affairs

WEST PALM BEACH, FL, May 2, 2024 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a leader in digital health and point-of-care technologies designed to empower clinicians with proactive, value-based healthcare solutions, today announced the appointment of Dr. Marcos Sanchez-Gonzalez as the new Vice President of Medical and Scientific Affairs.

Strategic Role and Objectives:

In his new role, Dr. Sanchez-Gonzalez will spearhead the development, management, and execution of comprehensive education, communication and business development strategies aimed at clinicians and providers. His responsibilities include enhancing provider relationships and supporting the clinical applications of our cutting-edge technologies, products, and services. Dr. Sanchez-Gonzalez will also lead the creation and implementation of key educational events, directly and through our growing medical practice networks.

Principal Duties and Responsibilities:

● Educational Support and Training: Dr. Sanchez-Gonzalez will support our sales efforts, providing scientific expertise to customers and potential customers. He will play a critical role in educating clinicians, staff, and partners about our technologies.

● Training and Relationship Management: He will manage and execute training for in-house personnel, field staff, and alliance partners on key technologies and clinical applications, while also managing vital clinician-provider relationships.

● Collaboration and Development: Dr. Sanchez-Gonzalez will work closely with our Marketing, Operations and Software Development teams to identify opportunities that promote the utilization of our products and support our corporate strategies.

● Post-market Clinical Evaluation: He will establish and manage a post-market clinical evaluation portfolio, which includes, data analysis, literature and case studies aligned with our corporate needs.

● Conference Participation: Dr. Sanchez-Gonzalez will attend and present at industry conferences and meetings, serving as a technical and medical expert on key technologies.

Role as a Medical Science Liaison:

Dr. Sanchez-Gonzalez will leverage his credentials to forge partnerships with target medical organizations, enhancing service delivery and integrating clinical insights into QHSLab’s operational framework. His focus on making our services clinically relevant and efficiently delivered will support QHSLab’s mission to improve patient outcomes and enhance the quality of healthcare.

Executive Commentary:

Troy Grogan, President and CEO of QHSLab, Inc., expressed his enthusiasm about the new appointment, stating, “We are delighted to expand Dr. Marcos Sanchez-Gonzalez’s role at QHSLab to a full time basis. His extensive knowledge and innovative approach to medical and scientific affairs are exactly what QHSLab needs as we enter our next phase of growth. I have worked with Dr Sanchez-Gonzalez’s in various capacities for over five years and am confident that Marcos will make significant contributions to our company, enhancing our capabilities and ensuring our technologies meet the highest standards of efficacy and efficiency.”

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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